EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of First Colombia Gold Corp. for the quarter ended June 30, 2015, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)     the Quarterly Report on Form 10-Q of First Colombia Gold Corp. for the quarter ended June 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, fairly presents in all material respects, the financial condition and results of operations of First Colombia Gold Corp.

By:	/s/ Jason Castenir
Name:	Jason Castenir
Title:	Chief Executive Officer (Principal Executive Officer)

Date:	September 1, 2015

By:	/s/ Jason Castenir
Name:	Jason Castenir
Title:	Chief Executive Officer (Principal Accounting Officer)

Date:	September 1, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Colombia Gold Corp. and will be retained by First Colombia Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.